UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2018

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	001-32001 (Commission File Number)	98-1136802 (I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices)		M2J 4R3 (Zip Code)

(647) 479-9828

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 7.01. Regulation FD Disclosure.

Aptose has historically qualified as a “foreign private issuer” for purposes of reporting under the Securities Exchange Act of 1934 and filing registration statements under the Securities Act of 1933. Effective December 31, 2018, however, Aptose ceased qualifying as a foreign private issuer and is now required to file reports with the SEC as a “domestic issuer”.  As a result of the Company’s status change, Aptose is required to change the accounting standards in which it prepares its financial statements from IFRS to generally accepted accounting principles in the United States, or “US GAAP”.

In accordance with Canadian securities laws, the Company is required to reissue its unaudited condensed consolidated interim financial statements, prepared in accordance with US GAAP, for the three months ended March 31, 2018 and 2017, for the three and six months ended June 30, 2018 and for the three and nine months ended September 30, 2019. A copy of such financial statements are attached hereto as Exhibit 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1.	Unaudited condensed consolidated interim financial statements, prepared in accordance with US GAAP, for the three and six months ended June 30, 2018 and 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019

APTOSE BIOSCIENCES INC.

By:	/s/ Gregory K. Chow
Name:	Gregory K. Chow
Title:	Senior Vice President & Chief Financial Officer

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